SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): September 28, 2000
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                                WHX Corporation
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(Exact name of registrant as specified in its charter)


     Delaware                              1-2394             13-3768097
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(State or other jurisdiction             (Commission          (IRS Employer
   of incorporation)                      File Number)       Identification No.)


                 110 East 59th Street, New York, New York 10022
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                     Address of principal executive offices


Registrant's telephone number, including area code: (212) 355-5200
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                                      N/A
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(Former name or former address, if changed since last report.)




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         Item 5.  Other Events.
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                  On September 28, 2000 WHX Corporation  issued a press release, which is set forth as Exhibit 99.1 to this Current Report, announcing that it is extending the expiration date for its consent solicitation relating to its 10 1/2% Senior Notes due 2005 (the "Notes") until 5:00 p.m. New York City time on October 4, 2000, unless further extended by WHX prior to such time.

                  WHX further announced that it is increasing the amount of the payment that WHX will make to each holder of Notes whose consent is received and accepted prior to the expiration date to $20 in cash for each $1,000 principal amount of Notes for which a consent has been accepted, as described in the solicitation statement.

                  In addition, the consent solicitation was further amended to provide for additional limitations on certain actions to be taken by WHX, including without limitation, amending certain covenants and other provisions to further restrict WHX's ability to exclude certain items from the restricted payments limitations and to further restrict WHX's use of asset sale proceeds.

                  These amendments were made pursuant to Supplement No. 1 to Solicitation Statement, which is set forth as Exhibit 99.2 to this Current Report.

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

     Exhibit No.                               Exhibits
     ----------                                --------

     99.1                           Press Release of WHX Corporation dated
                                    September 28, 2000

     99.2 Supplement No. 1 to Solicitation Statement dated September 29, 2000




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


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      WHX Corporation


Dated: September 28, 2000               By: /s/ Ronald LaBow
                                            ----------------------------------
                                        Name:  Ronald LaBow
                                        Title: Chairman of the Board



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